Exhibit 99.1

Trump Media Successfully Launches Global TV Streaming

Newsmax Now Available Internationally on Truth+ Apps and the Web

SARASOTA, Fla., July 7, 2025 (GLOBE NEWSWIRE) -- Trump Media and Technology Group Corp. (Nasdaq, NYSE Texas: DJT) (“Trump Media” or the “Company”), operator of the social media platform Truth Social, the streaming platform Truth+, and the FinTech brand Truth.Fi, announced today that the Company has successfully launched the Truth+ platform globally.

Streaming channels and video on demand content are now available globally on Truth+ apps for iOS and Android devices, on the Web, and on Truth+ apps for Apple TV, Android TV, Amazon Fire, and Roku connected TVs.

Additionally, the flagship Newsmax channel is now available on all international Truth+ apps and on the Web, which will greatly contribute to Newsmax’s ongoing international expansion efforts

Trump Media’s CEO and Chairman Devin Nunes said, “We’re gratified by the fast introduction of Truth+ to international markets and look forward to completing the rollout across all devices and operating systems. I’d like to thank Newsmax in particular for partnering with Trump Media for this expansion, which will bring the network’s unique programming to major new markets. There is clearly a need globally for fresh perspectives on the great issues of our day, and we’re laying the groundwork to challenge the woke news monolith with hard-hitting, non-woke reporting and commentary.”

Newsmax CEO Chris Ruddy said, “Devin Nunes has done a remarkable job growing Truth Social and now Truth+ in the U.S., it’s only natural they would grow globally and we’re proud to partner with him and Trump Media on this expansion.”

Truth+ apps will become available globally for LG and Samsung connect TVs as the apps are approved. Truth+ apps can be downloaded from the relevant app stores around the world.

Trump Media anticipates that, as the global Truth+ rollout progresses, the Company will continue to stress and beta test the streaming technology while collecting input from users and will announce when testing is finished and the rollout is complete.

Trump Media’s Cautionary Statement About Forward-Looking Statements

This press release includes forward-looking statements regarding, among other things, the plans, strategies, and prospects, both business and financial, of Trump Media. We have based these forward-looking statements on our current expectations and projections about future events, including expected potential merger & acquisition activity, the rollout of products and features, the timing and price of any share or convertible note repurchases, our Bitcoin treasury strategy, the future plans, timing and potential success of the streaming services and the launch and success of our financial services and FinTech platform. Although we believe that our plans, intentions, and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions, or expectations. Forward-looking statements are inherently subject to risks, uncertainties, and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events, or results of operations, are forward-looking statements. These statements may be preceded by, followed by, or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates,” “soon,” “goal,” “intends,” or similar expressions. Forward-looking statements are not guarantees of future performance, and involve risks, uncertainties and assumptions that may cause our actual results to differ materially from the expectations that we describe in our forward-looking statements. There may be events in the future that we are not accurately able to predict, or over which we have no control.

About Trump Media

The mission of Trump Media is to end Big Tech’s assault on free speech by opening up the Internet and giving people their voices back. Trump Media operates Truth Social, a social media platform established as a safe harbor for free expression amid increasingly harsh censorship by Big Tech corporations, as well as Truth+, a TV streaming platform focusing on family-friendly live TV channels and on-demand content. Trump Media is also launching Truth.Fi, a financial services and FinTech brand incorporating America First investment vehicles.

About Newsmax

Newsmax Inc. is listed on the NYSE (NMAX) and operates, through Newsmax Broadcasting LLC, one of the nation’s leading news outlets, the Newsmax channel. The fourth highest-rated network is carried on all major cable stations, as well as a major satellite system. Newsmax’s media properties reach more than 40 million Americans regularly through Newsmax TV, the Newsmax App, its popular website Newsmax.com, and publications such as Newsmax Magazine. Through its social media accounts, Newsmax reaches 20 million combined followers. Reuters Institute says Newsmax is one of the top U.S. news brands and Forbes has called Newsmax “a news powerhouse.”

Newsmax’s Cautionary Statement About Forward-Looking Statements

This communication contains forward-looking statements. From time to time, we or our representatives may make forward-looking statements orally or in writing. We base these forward-looking statements on our expectations and projections about future events, which we derive from the information currently available to us. Forward-looking statements can be identified by those that are not historical in nature. The forward-looking statements discussed in this communication and other statements made from time to time by us or our representatives, may not occur, and actual events and results may differ materially and are subject to risks, uncertainties and assumptions about us. Newsmax does not guarantee future results, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. Forward-looking statements should not be relied upon as predictions of future events. We are under no duty to update any of these forward-looking statements after the date of this communication to conform our prior statements to actual results or revised expectations, and we do not intend to do so. Factors that may cause actual results to differ materially from current expectations include various factors, including but not limited to the factors set forth in the sections entitled “Risk Factors” in Newsmax’s Annual Report on Form 10-K for the twelve months ended December 31, 2024, Newsmax’s Quarterly Report on Form 10-Q for the three months ended March 31, 2025, and other filings Newsmax makes with the Securities and Exchange Commission. Nothing in this communication should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. Undue reliance should not be placed on forward-looking statements in this communication, which speak only as of the date they are made and are qualified in their entirety by reference to the cautionary statements herein.

For more information, please visit Investor Relations | Newsmax Inc.

Investor Relations Contact

Shannon Devine (MZ Group | Managing Director - MZ North America)
Email: shannon.devine@mzgroup.us

Media Contact

press@tmtgcorp.com